UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 19, 2016

Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716-0215
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), is filing this Current Report on Form 8-K to report the issuance of certain equity securities of the Company that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. On September 19, 2016, the Company issued a press release (the “Press Release”) announcing the consummation of its acquisition of Jet.com, Inc. and that Mr. Marc Lore, the chairman and chief executive officer of Jet.com, Inc., had been appointed as Executive Vice President, President and Chief Executive Officer, E-Commerce, of the Company, effective upon the consummation of the Company’s acquisition of Jet.com, Inc. The Press Release also announced the grant by the Company to Mr. Lore of restricted stock units (the “RSUs”) providing for the issuance of an aggregate of 3,554,093 shares of the common stock, $0.10 par value per share, of the Company (the “Common Stock”), which RSUs are a portion of the $300 million of equity consideration related to the Jet.com, Inc. acquisition announced by the Company on August 8, 2016. The Company granted the RSUs to Mr. Lore in connection with, and in consideration of, the Company’s acquisition of Jet.com, Inc. and Mr. Lore becoming an employee and an executive officer of the Company.
The shares of the Common Stock underlying the RSUs will vest over a period of five years as further described in the Press Release. If the Company terminates Mr. Lore’s employment for any reason other than due to Mr. Lore’s violation of Company policies or misconduct and such violation or misconduct is not cured after notice, or if Mr. Lore resigns from the Company after a material reduction of his base salary or a relocation of his principal place of employment by more than 75 miles, any RSUs unvested at the time of such termination or resignation will continue to vest in accordance with the schedule described in the Press Release if Mr. Lore executes the Company’s standard release of claims. Upon the vesting of a portion of the RSUs that vest at each of the times described in the Press Release, the Company will transfer to Mr. Lore that number of shares of the Common Stock underlying that portion of the RSUs then vested without any payment to the Company or any other person by Mr. Lore, less applicable tax withholding.
The award of the RSUs to Mr. Lore by the Company was not made pursuant to the Company’s Stock Incentive Plan of 2015 (the “Plan”), but, except as provided otherwise in the award agreement governing the award of the RSUs to Mr. Lore, the RSUs will generally be subject to the same terms and conditions as apply to awards of restricted stock units granted under the Plan. The award of the RSUs to Mr. Lore has not been and will not be approved by the shareholders of the Company as is generally required for awards of equity securities that are deemed to be equity compensation under Section 303A.08 of the Listed Company Manual of the New York Stock Exchange, Inc. (the “NYSE Listed Company Manual”). The Board of Directors of the Company and its Compensation, Nominating and Governance Committee approved the award of the RSUs to Mr. Lore in reliance on the employment inducement exception to shareholder approval provided under Section 303A.08 of the NYSE Listed Company Manual.
The issuance of the RSUs to Mr. Lore was not registered by the Company under the Securities Act. Instead, the Company made the issuance of the RSUs to Mr. Lore in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act (the “Exemption”). In concluding that the Company could rely on the Exemption to award the RSUs without registration of any offer and sale of the RSUs under the Securities Act, the Company considered the following facts and circumstances: (i) the Company had not made any public offering of the RSUs; (ii) the Company had determined that Mr. Lore was a sophisticated investor, able to understand the merits and risks of acquiring and holding the RSUs and the shares of Common Stock that he will acquire upon the vesting of the RSUs; (iii) the grant of the RSUs did not and does not require Mr. Lore to make any investment of money in exchange for the RSUs or require Mr. Lore to make any payment to receive the shares of the Common Stock issuable upon the vesting of the RSUs; (iv) Mr. Lore had access to all of the information regarding the Company, its operations, financial condition, results of operations and cash flows, the RSUs and the Common Stock that would have been contained in a registration statement under the Securities Act registering the offer and sale of the RSUs and, to the extent applicable, the Common Stock, and has had access to senior officers of the Company to ask any questions regarding the Company and its operations, financial condition, results of operations and cash flows, the RSUs and the Common Stock that he desired to ask and received responses to any such questions he asked of such senior officers of the Company that were true and complete in all material respects; (v) the RSUs are not transferable by Mr. Lore; (vi) the first RSUs to vest will not vest until the first anniversary of the grant of the RSUs; (vii) Mr. Lore has made to the Company standard investment representations regarding the RSUs and any shares of Common Stock issuable in settlement of the RSUs upon their vesting, including that he is acquiring the RSUs and will acquire any of the shares of Common Stock underlying the RSUs for investment only and not with a view to distribution; and (viii) any certificates representing the shares of the Common Stock issued upon vesting of the RSUs will bear a standard restrictive legend.

The Press Release also provides updated information regarding the impact on earnings from the Company’s acquisition of Jet.com, Inc. The Company initially estimated a $0.05 dilutive impact to earnings for the fiscal year ending January 31, 2017 (“fiscal 2017”) associated with this acquisition, as a result of the operating losses and one-time transaction costs, assuming the transaction would close near the beginning of the Company’s fourth quarter. With the close occurring in the middle of the third quarter, the Company now expects some marginal dilution above its initial estimate to fiscal 2017 earnings.
The statements in this Current Report on Form 8-K regarding the impact of this acquisition are believed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act. These forward-looking statements are subject to certain risks, uncertainties, and other factors.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1-A copy of the Press Release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 19, 2016

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Vice President and Division General Counsel, Corporate Division